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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K


                Current Report Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): July 7, 1999



                           Cox Communications, Inc.
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            (Exact name of Registrant as specified in its charter)


                                   Delaware
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        (State or other jurisdiction of incorporation or organization)



               1-6590                                  58-2112288
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(Commission File Number)                (I.R.S. Employer Identification Number)



                             1400 Lake Hearn Drive
                            Atlanta, Georgia 30319
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            (Address of principal executive offices)    (Zip Code)


                                (404) 843-5000
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             (Registrant's telephone number, including area code)


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Item 5. Other Events.

On July 7, 1999, Cox issued the following press release:


                          COX COMMUNICATIONS TO ACQUIRE
                       CABLE TELEVISION SYSTEMS FROM AT&T

       COX EXCHANGES AT&T STOCK FOR CABLE SYSTEMS AND OTHER CONSIDERATION


ATLANTA - Cox Communications, Inc. (NYSE: COX) announced today that it has signed a definitive agreement with AT&T to exchange its AT&T stock for cable television systems that serve approximately 495,000 customers and other consideration, including cash.

In return for its 50.3 million shares of AT&T stock, Cox will receive:

        - The AT&T Broadband & Internet Services (AT&T BIS) cable systems serving Tulsa, Oklahoma (160,000 customers) and Baton Rouge, Louisiana (156,000 customers)

        - AT&T BIS's 20% ownership in a partnership with TCA Cable TV, representing 62,000 attributable customers in Texas, Louisiana and New Mexico. In a separate transaction announced in May, Cox is acquiring TCA in a transaction valued at approximately $4 billion.

        - Peak Cablevision, which is currently owned by AT&T BIS and the Fisher family and has 117,000 customers in Oklahoma, Arkansas, Utah and Nevada

        -   Approximately $750 million in other consideration, including cash

Based on Tuesday's closing price of AT&T's stock, the transaction is valued at approximately $2.8 billion, or $4,230 per subscriber. The agreement has been approved by the boards of AT&T and Cox Communications, and will be subject to necessary government and regulatory approvals. Closing is conditioned upon the ability of Cox and AT&T to qualify the transaction as a tax-free reorganization. It is expected to close by the end of the first quarter of 2000.

Cox Communications President and CEO Jim Robbins commented, "This is a very exciting acquisition that strongly supports Cox's key long-term strategies. First, these large, consolidated, technologically advanced systems are in attractive metro markets and greatly enhance our already strong presence in Oklahoma and Louisiana. They also complement some of the regional system clusters included in our pending TCA acquisition. Second, the transaction is consistent with our strategy of leveraging our nonconsolidated investments and converting them into assets that generate revenue and operating cash flow, and enhance shareholder value."

Robbins added that following Cox's acquisition of the AT&T BIS and TCA operations, the company will serve more than 1.7 million customers in the region encompassing Oklahoma, Arkansas, Louisiana and Texas. "This will create a major, heavily concentrated regional cluster that is similar in size, importance and potential to our significant presence in the Southwest," he said.



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This transaction is not connected to an agreement on the provision of local telephone service.

Merrill Lynch & Co. served as financial advisor to Cox in the transaction.

Following the close of pending cable system acquisitions, Cox will serve approximately 5.5 million customers nationwide, making it the nation's fifth largest cable company. A full-service provider of telecommunications products, Cox offers an array of services, including cable television under the Cox Cable brand; local and long distance telephone services under the Cox Digital Telephone brand; high-speed Internet access via Cox@Home; advanced digital video programming services under the Cox Digital TV brand; and commercial voice and data services via Cox Business Services. Cox is an investor in telecommunications companies including Sprint PCS and Excite@Home, as well as programming networks including Discovery Channel, The Learning Channel, Outdoor Life and Speedvision. More information about Cox Communications can be accessed on the Internet at www.cox.com.

Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The words "estimate," "anticipate" and other expressions that indicate future events and trends identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those Cox anticipates. Factors that could have a material and adverse impact on actual results are described in Cox's current report on Form 10-K, dated March 29, 1999. All forward-looking statements in this press release are qualified by reference to the cautionary statements included in Cox's Form 10-K.



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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             COX COMMUNICATIONS, INC.


        Dated: July 7, 1999                  By: /s/ Shauna J. Sullivan
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                                             Shauna J. Sullivan
                                             Assistant Secretary